SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
November 14, 2007
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-1247	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On November 15, 2007, Torch Energy Royalty Trust (“Trust”) reported that it received a request by Trust Venture Company, LLC to Wilmington Trust Company, not in its individual capacity but as Trustee of the Trust, to revoke its call for a special meeting of the Unitholders to consider and vote upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust Agreement. Trust Venture Company, LLC is a Unitholder owning of record more than ten percent in number of the outstanding units of beneficial interests in the Trust. The request for a special meeting was received in July 2007 pursuant to Section 8.02 of the Trust Agreement, by and among Torch Energy Advisors Incorporated, Torch Royalty Company, Velasco Gas Company Ltd. and the Trustee, dated October 1, 1993. Section 8.02 of the Trust Agreement permits Unitholders owning of record 10% or more in number of the then outstanding units of the Trust to call a special meeting of Unitholders. A copy of the press release is furnished with this report as exhibit 99.1.
The information in this report is being furnished pursuant to Item 8.01 “Other Events”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
99.1	Torch Energy Royalty Trust Press Release dated November 15, 2007 (furnished not filed).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: November 15, 2007	By:	/s/ Kristin L. Moore

Kristin L. Moore
Senior Financial Services Officer
(The Trust has no employees, directors or executive officers.)

Exhibit Index

Exhibit	Description

99.1	Torch Energy Royalty Trust Press Release dated November 15, 2007.